EXHIBIT 10.08

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.
This exhibit is an English translation of a foreign language document. The Company hereby agrees to furnish to the SEC, upon request, a copy of the foreign language document.
SUPPLEMENTARY AGREEMENT
TO THE EMPLOYMENT AGREEMENT No. 15-128 dated February 9, 2015
Almaty
January 25, 2016
The Parties hereto:
EMPLOYER: Freedom Finance Joint Stock Company, located at: office 04, 17th floor, block 4B, Nurly-Tau PFC, 17, Al-Farabi ave., Almaty, Certificate of state re-registration of legal entity No. 5350-1910 -01-АО issued by the Department of Justice of the Bostandyk District of the Department of Justice of Almaty on September 09, 2013 (the date of the initial state registration is November 01, 2006), BIN 061140003010, represented by the Chairman of the Management Board, Mr. Minikeyev Roman Damirovich, acting based on the Charter, and
EMPLOYEE: Mr. Ler Evgeniy Oskarovich, ID number [***]-issued by the Ministry of Internal Affairs dated [***], IIN [***], residing at the address: [***], hereinafter jointly referred to as the Parties, have concluded this supplementary agreement to the employment contract No. 15-128 dated February 9, 2015 (hereinafter referred to as the "Employment Contract") of amendments and alternations as follows:
1.     The text of the Employment Contract to be set forth as follows:
EMPLOYMENT CONTRACT No. 15-128
Almaty
February 9, 2015

The Parties hereto:
EMPLOYER: Freedom Finance Joint Stock Company, office 04, 17th floor, block 4B, Nurly-Tau PFC, 17, Al-Farabi ave., Almaty, Certificate of state re-registration of legal entity No. 5350-1910 -01-АО issued by the Department of Justice of the Bostandyk District of the Department of Justice of Almaty on September 09, 2013 (the date of the initial state registration is November 01, 2006), BIN 061140003010, represented by the Chairman of the Management Board, Mr. Minikeyev Roman Damirovich, acting based on the Charter, and
EMPLOYEE: Mr. Ler Evgeniy Oskarovich, ID number [***] issued by the Ministry of Justice dated [***], IIN [***], residing at the address: [***], hereinafter jointly referred to as the Parties, have concluded this employment contract (hereinafter - the Contract) as follows:
1. THE SUBJECT OF THE CONTRACT
1.1.     The employment relationship between the Employer and the Employee are stipulated and regulated hereby.
1.2.     The Employer accepts the Employee for employment, and the Employee agrees to be accepted by the Employer on the terms hereof.
1.3.     The Employer accepts the Employee for the position of Managing Director on investment banking of the Freedom Finance Joint Stock Company, to fulfill the duties established by the duty regulations and the Employer's internal documents regulating its activities.
1.4.     Place of work: at the location of the Employer.

1.5.     The starting date for the work is: February 9, 2015.
1.6.     Hereunder the Employee undertakes to carry out the work personally, observe the rules of the Employer's work schedule, and the Employer undertakes to provide the Employee with scope of work under stipulated labor function, to provide working conditions stipulated by the legislation of the Republic of Kazakhstan and by Employer’s acts, to pay the salary timely and completely to the Employee.
1.7.     The Parties recognize that their rights and obligations are regulated by this Contract, Employer’s acts and current legislation of the Republic of Kazakhstan.
2. TERMS OF THE CONTRACT
2.1.     This Contract is concluded for a definite period from February 9, 2015 by February 9, 2016.
2.2.     Upon the expiry of the terms of the Contract stipulated in paragraph 2.1. hereof, Parties have the right to extend it for an indefinite or definite period but not less than one year.
2.3.     If upon the expiration of the terms of the Contract stipulated in paragraph 2.1. hereof, neither of the Parties has notified in writing about the termination of the employment relationship within the last working day, this Contract is considered to be extended for the same term as previously concluded.
2.4.     The Employer has the right to extend the Contract for a definite period of not less than one year not more than two times. Upon continuation of the employment relationship this contract is considered to be concluded for an indefinite period.
2.5.     If the Employee has reached retirement age and at the same time has a high professional and qualification level and taking into account his efficiency, the contract may be extended annually without the restriction provided in paragraph 2.4. hereof.
3. ACCEPTANCE FOR EMPLOYMENT
3.1.     The acceptance the Employee for employment is formalized by the Employer’s act to be issued based on the Contract.
3.2.     In order to verify the compliance of the qualification of the Employee with the entrusted work the Employee is given a probation period of 1 month since agreement date. The Employee is subject to the norms of the current legislation of the Republic of Kazakhstan during the probation period.
3.3.     The Employer is entitled to terminate the Contract notifying the Employee in writing, indicating the reasons of such termination if the Employee's work results are negative during the probation period.
3.4.     If the probation period has expired and neither Party has notified about the termination hereof, the Employee is considered to have passed the probationary period.
4. WORK AND REST SCHEDULE
4.1.     The Employee’s work and rest schedule is regulated by the terms of this Contract and the current labor legislation of the Republic of Kazakhstan, in with connection, the normal duration of working time is established for Employee in accordance with p.1 of cl.68 and p.1 of cl. 71 of the Labor Code of the Republic of Kazakhstan:
1)     a five-day working week with two days off - Saturday and Sunday;
2)     an eight-hour working day - from 09.00 hours to 18.00 hours;
3)     one hour of a break for rest and meals - from 13.00 to 14.00, the employee is entitled to use this tine at own discretion
4.2.     The Employee is provided with the following types of paid annual labor leaves:
4.2.1.     The main paid annual labor leave is 30 (thirty) calendar days (excluding holidays within the days of paid annual leave, regardless of using operating modes and shift schedules) with preservation of the place of work, position and average salary;
4.2.2.     Additional paid annual labor leave in accordance with cl. 89 of the Labor Code of the Republic of Kazakhstan.
4.3.     The employee’s paid annual labor leave for the first and subsequent years of work is granted at any time during working year by agreement of the Parties.
4.4.     The paid annual leave can be divided into parts by agreement of the Parties. In this case one part of the paid annual labor leave must be at least two calendar weeks.
4.5.     The paid annual labor leave can be interrupted by the Employer in case of operational needs only with the Employee’s written consent. The unused due to recall part of the paid annual labor leave is granted during the current year or next working year at any time or joins with paid annual labor leave for the next working year under agreement of the Parties. When Employee’s recalling from a paid annual labor leave, the Employee can be compensated for the unused days of paid annual labor leave instead of providing an unused part of the leave at another time by agreement between the Employee and the Employer.
4.6.     The Employee is also provided with the following types of social labor leaves:
4.6.1.     Leave without pay;
4.6.2.     Educational leave;
4.6.3.     Leave in connection with pregnancy and childbirth (children), adoption of a newborn child (children), on the basis of a temporary incapacity for work sheet, with duration established by the Labor Code of the Republic of Kazakhstan;
4.6.4.     Leave without pay to care for the child until he reaches the age of three, based on the Employer's application and the birth certificate or other document confirming the birth of the child.
4.7.     The Employer is obliged to grant leave without pay for up to five calendar days upon the registration of marriage, the birth of a child and the death of close relatives based on a written application of the Employee.
4.8.     In case of good excuse the leave without pay may be granted to the Employee by the decision of the Employer based on a written application.
4.9.     The Employee has the right for other types of labor leaves upon reasons provided by the legislation of the Republic of Kazakhstan.
5. TERMS OF WAGES PAYMENT
5.1.     The salary is to be paid to the Employee for actually worked time recorded in the documents of the Employer for the recording of working hours.
5.2.     The salary is paid to the Employee once a month not later than the 10th (tenth) date of the next month following the reporting (settlement) month, by transferring money to the Employee's bank account. At the same time, the advance payments can be made in the order established by the internal documents of the Employer.
5.3.     The Employee may be awarded in the manner and in the amount established by the Employer depending on the specific contribution to the development of the Employer, upon the results of work or by other reasons.
5.4.     The salary of the Employee can be increased for conscientious fulfillment of duties by the Employee, improvement of professional qualification, observance of the terms of this Contract, creative initiative.
5.5.     Periods of temporary disability of the Employee, confirmed by official medical documents, are paid by the Employer in accordance with the legislation of the Republic of Kazakhstan.
5.6.     Payment for overtime work and work on holidays and weekends is fulfilled in accordance with the Labor Code of the Republic of Kazakhstan.
5.7.     Deductions from the Employee salary to pay off his debt to the Employer may be fulfilled based on the Employer's Act with written notice to the Employee. The amount of the monthly deduction cannot exceed 50% of the salary due to the Employee. The Employer has the right to make deductions from the salary without the written consent of the Employee in the following cases:
5.7.1.     For repayment of unspent and timely non-refunded money received in connection with a business trip, as well as in the case of failure to provide documents confirming the charges related to the business trip;
5.7.2.     In cases providing reimbursement to the Employer the costs related to the Employee training (subject to the existence of a training agreement) in proportion to the unworked part of the set term upon the termination of the employment contract before its expiry;
5.7.3.     For reimbursement of an unearned advance paid to an employee in the wage bill;
5.7.4.     In cases of defer the paid annual labor leave or recall of the Employee, with the exception of paragraph 3 of Clause 95 of the Labor Code of the Republic of Kazakhstan;
5.7.5.     In other cases, with the Employee written consent.

6. CHARACTERISTIC OF WORKING CONDITIONS
6.1.     The Employee working conditions are normal and are characterized as follows:
1)     the Employee is provided with a workplace in the office that meets the requirements of safety and labor protection;
2)     the office is provided with sanitary facilities and the necessary sanitary and hygienic conditions are created;

3)     the work does not refer to heavy ones and is not performed in harmful (especially harmful) and (or) dangerous conditions.
6.2.     The Employer provides the Employee with the necessary conditions for performing his duties: equipped workplace, necessary documentation, information, sets tasks and gives the orders within Employee’s duties.
6.3.     The Employee duties are regulated by the Contract, the duty regulations, the Employer Acts.
6.4.     In cases of operational needs, the Employer has the right to recruit the Employee to work on weekends and holidays with his written consent, except for the cases provided in Cl. 86 of the Labor Code of the Republic of Kazakhstan, and workers working on the schedule of shifts.
6.5.     The Employer has the right to move the Employee without his consent to another workplace or to another structural unit in the same locality or to entrust him with work within the limits of his title, specialty, profession, qualification, stipulated by the Contract. The change in the name of the title (work) of the Employee, the structural unit, the change in the management structure, which do not entail a change in the working conditions for the Employee, can be carried out by the Employer without the Employee consent.
6.6.     The Employer, in the event of operational needs, including temporary replacement of the absent employee, has the right to transfer the Employee without his consent for up to three months within a calendar year to another work not stipulated hereby and not contraindicated to him for health reasons, with payment for performed work, but not lower than the average salary for the previous work.
6.7.     In case of idle time the Employer has the right to transfer the Employee without his consent to another job, not contra-indicated for health reasons, for the whole period of idle time. While temporarily transferring to another job in case of idle time, the wages of the Employee is to be paid for the performed work.
6.8.     In connection with the changes in the Employer's production related to the reorganization or changes in economic, technological conditions, the conditions of the organization of work and (or) the reduction of the scope of work, the Employee working conditions may be changed while continuing to work in accordance with his specialty or profession corresponding to his qualification. When the working conditions change, the appropriate amendments and supplementary are made hereto.
6.9.     The Employee may be sent both within the Republic of Kazakhstan and abroad to perform job assignments related to the performance of his official duties, with observance of restrictions established by the labor legislation of the Republic of Kazakhstan.

7. RIGHTS AND OBLIGATIONS OF THE EMPLOYEE
7.1.     The Employee has the rights:
7.1.1.     To conclude, to amend, to supplement, to terminate and to cancel hereof in the manner and under the terms stipulated by the Labor Code of the Republic of Kazakhstan;
7.1.2.     To require of the Employer to fulfill the terms and condition hereof;
7.1.3.     For safety and labor protection;
7.1.4.     Of obtaining complete and reliable information about working conditions and labor protection;
7.1.5.     For timely and full payment of wages in accordance with the provisions hereof;
7.1.6.     For payment of idle time in accordance with the current legislation of the Republic of Kazakhstan;
7.1.7.     To rest, including paid annual labor leave;
7.1.8.     Of association, including the right to establish a trade union, as well as membership in, to provide protection of their labor rights, unless otherwise provided by the laws of the Republic of Kazakhstan;
7.1.9.     Of participation through representatives in collective bargaining and the drafting of a collective agreement, as well as acquaintance with the signed collective agreement;
7.1.10.     Of compensation for harm caused to health in connection with the performance of labor duties;
7.1.11.     Of Compulsory social insurance;
7.1.12.     Accident insurance while performance the labor duties;
7.1.13.     For guarantees and compensation payments;
7.1.14.     For protection of own rights and interests by all legal methods;
7.1.15.     For Equal pay for equal work without any discrimination;
7.1.16.     To appeal for the resolution of an individual labor dispute consistently in the conciliation commission, the court in the manner prescribed by the legislation of the Republic of Kazakhstan;
7.1.17.     For workplace equipped in accordance with the requirements of safety and labor protection;

7.1.18.     Provision with individual and collective protection equipment, special clothing in accordance with the requirements provided for by the legislation of the Republic of Kazakhstan, as well as this Contract;
7.1.19.     To refuse to perform the work in the event of a situation that threat to his health or life, with a immediate notice to the manager or representative of the Employer;
7.1.20.     To appeal to the authorized state labor authority and (or) the local labor inspectorate to conduct a survey of safety and health conditions in the workplace, as well as to participate in the verification and review of issues related to the improvement of work conditions, safety and labor protection;
7.1.21.     To appeal against the actions (inaction) of the Employer in the sphere of labor and directly related relations;
7.1.22.     For payment for work in accordance with the qualifications, complexity of work, the quantity and quality of the work performed, as well as work conditions;
7.1.23.     For resolution of individual and collective labor disputes, including the right to strike, in the manner prescribed by the legislation of the Republic of Kazakhstan;
7.1.24.     For ensuring the protection of personal data stored by the Employer.

7.2.     The Employee is obliged:
7.2.1.     To start fulfilling own obligations hereunder from the date of its signing;
7.2.2.     To perform labor duties conscientiously, timely and qualitatively in accordance with this Contract, duty regulations, work plans, Acts of the Employer;
7.2.3.     To observe labor discipline;
7.2.4.     To observe the requirements for safety and labor protection, fire safety, industrial safety and industrial sanitation at the workplace;
7.2.5.     To inform the Employer about a situation that poses a threat to the life and health of people, the safety of the Employer other employees property, and the occurrence of idle time;
7.2.6.     Not to disclose information constituting state secrets, official, commercial or other secret protected by law, which became known to him in connection with the performance of his duties;
7.2.7.     To compensate the Employer for the harm caused within the limits established by the legislation of the Republic of Kazakhstan;
7.2.8.     To observe the Employer's Labor Rules and labor discipline;
7.2.9.     To use the working time productively;
7.2.10.     to have official business trips by the instructions of the Employer;
7.2.11.     To develop the relations of comradely cooperation and mutual assistance;
7.2.12.     To refrain from property damage to the Employer in the course of the work, to take care of the Employer and employees property, including the office equipment and equipment in the Employee use, to ensure the safety of the material values and documentation entrusted to him;
7.2.13.     Maintain and enhance the reputation of the Employer;
7.2.14.     In case of conclusion an agreement of full liability between the Parties, to be liable in accordance with the legislation of the Republic of Kazakhstan and the Employer's Acts;
7.2.15.     To keep confidential and not disclose during the validity and after termination hereof, the following information became known to him during his work at the Employer and intended for official use;
1)     the legal, technical and special documentation available to the Employer, including statistical documentation:
2)     information related to financial transactions, both the Employer and its business partners;
3)     information related to the performance of own labor duties, including the amount of wages;
4)     information related to the activities of the Employer and its partners, as well as information on its personnel;
5)     other information constituting official or commercial secret in accordance with the acts of the Employer, and other secret protected by law.
7.2.16.     To sign the Non-disclosure of Employer confidential information Agreement and to observe its requirements;
7.2.17.     In the case of training at the expense of the Employer, to work out the period specified in the training agreement, or in case of termination of this Contract in the manner prescribed by law, to reimburse the Employer the costs related to such training, in proportion to the unworked part of the set term;
7.2.18.     To perform other duties in accordance with the current legislation of the Republic of Kazakhstan.

8. RIGHTS AND OBLIGATIONS OF THE EMPLOYER
8.1.     The Employer has the right:
8.1.1.     For freedom of choice when hiring;
8.1.2.     To amend, to supplement, to terminate and to cancel the Contract with the Employee in the manner and on the reasons established by the Labor Code of the Republic of Kazakhstan;
8.1.3.     To issue Acts within its authority;
8.1.4.     To establish and to join associations in order to represent and protect own rights and interests;
8.1.5.     To demand the Employee to fulfill the terms and conditions hereof, rules of labor regulations and other acts of the Employer;
8.1.6.     To encourage the Employee, to impose a disciplinary sanction, to bring the Employee to material liability in cases and in the manner prescribed by the Labor Code of the Republic of Kazakhstan;
8.1.7.     For compensation of damage caused by the Employee during performance of its duties;
8.1.8.     To appeal to the court in order to protect its rights and legitimate interests in the sphere of labor;
8.1.9.     To set a probationary period for the Employee;
8.1.10.     To provide workers with professional training, retraining and raising their qualification in accordance with the Labor Code of the Republic of Kazakhstan;
8.1.11.     For reimbursement of their costs related to the Employee training in accordance with the Labor Code of the Republic of Kazakhstan;
8.1.12.     To appeal consistently to the conciliation commission, the court for the resolution of an individual labor dispute in the manner prescribed by the Labor Code of the Republic of Kazakhstan;
8.1.13.     Other rights provided by the current legislation of the Republic of Kazakhstan.
8.2.     The Employer is obliged to:
8.2.1.     Observe the requirements of the labor legislation of the Republic of Kazakhstan, this Contract and the issued own Acts;
8.2.2.     When hiring, to conclude a contract with an employee in the manner and on the terms established by the Labor Code of the Republic of Kazakhstan;
8.2.3.     When hiring, to require documents necessary for the conclusion of the employment contract, in accordance with Clause 32 of the Labor Code of the Republic of Kazakhstan;
8.2.4.     Provide the Employee with the work stipulated hereby;
8.2.5.     Pay the Employee wages and other payments timely and full amount provided for by regulatory legal acts of the Republic of Kazakhstan, this Contract, Acts of the Employer;
8.2.6.     Familiarize the Employee with the Rules of the Labor Procedure, other Employer's Acts that are directly related to the work (labor function) of the Employee;
8.2.7.     Consider the proposals of employees’ representatives of and provide employees' representatives with complete and reliable information necessary for collective bargaining, conclusion of collective agreements and monitoring of their fulfillment;
8.2.8.     Conduct collective bargaining in the order established by the Labor Code of the Republic of Kazakhstan, to conclude a collective agreement;
8.2.9.     Provide the Employee with working conditions in accordance with the labor legislation of the Republic of Kazakhstan and this Contract;
8.2.10.     Provide the Employee with equipment, tools, technical documentation and other means necessary for the performance of labor duties, at the expense of Employer’s funds;
8.2.11.     Provide the authorized body on employment with information in accordance with the requirements of the labor legislation of the Republic of Kazakhstan;
8.2.12.     Follow the instructions of state labor inspectors;
8.2.13.     Suspend work if its continuation creates a threat to life, the health of the Employee and other persons;
8.2.14.     Provide compulsory social insurance of the Employee;
8.2.15.     Provide the Employee’s accident insurance while performance the labor (official) duties;
8.2.16.     Provide the Employee with the paid annual labor leave;
8.2.17.     Ensure the preservation and delivery to the state archive of documents confirming the work activity of the Employee and information about withholding and deduction of money for his pension provision;
8.2.18.     Warn the Employee about harmful and (or) dangerous working conditions and the possibility of occupational disease;

8.2.19.     Take measures to prevent risks at the workplaces and in technological processes, to carry out preventive work with a sheet of production and scientific and technological progress;
8.2.20.     Keep records of working hours, including overtime, work in harmful and (or) dangerous working conditions, and heavy work performed by the Employee;
8.2.21.     Compensate for the harm caused to the life and health of the Employee when performing his labor (official) duties in accordance with the Labor Code of the Republic of Kazakhstan and other laws of the Republic of Kazakhstan;
8.2.22.     Provide officials of the authorized state labor authority and local labor inspectorate, representatives of employees, technical inspectors for labor protection with free access to conduct safety inspections, inspections of conditions and labor protection in organizations and compliance with the legislation of the Republic of Kazakhstan, as well as to investigate accidents related to work activity and occupational diseases;
8.2.23.     Ensure the maintenance of registers or other documents, which indicate the name, surname, patronymic (if it is specified in the identity document) and the date of birth of Employees under the age of eighteen;
8.2.24.     To collect, process and protect the personal data of the Employee in accordance with the legislation of the Republic of Kazakhstan on personal data and its protection;
8.2.25.     Fulfill internal control over the safety and labor protection;
8.2.26.     Perform other duties provided by the current legislation of the Republic of Kazakhstan.

9. ALTERATION AND TERMINATION OF THE CONTRACT
9.1.     Amendments and supplements hereto, including when movement to another job, are carried out by the Parties by signing of supplementary agreements hereto in the manner and under the terms and conditions provided in p. 2 of cl. 33 of the Labor Code of the Republic of Kazakhstan.
9.2.     Notification of amendments in the terms and conditions of the employment contract is applied by one of the Parties hereto and is considered by the other Party within five working days from the date of its application. The Party received such notification of the amendments in the terms and conditions hereof, including when movement to another job, is obliged to inform the other Party about the decision taken within the time specified in this clause.
9.3.     Grounds for termination of the Contract:
9.3.1.     termination by agreement of the Parties;
9.3.2.     Contract expiry;
9.3.3.     termination by the initiative of the Employer;
9.3.4.     due to movement of the Employee to another Employer;
9.3.5.     termination by the initiative of the Employee:
9.3.6.     due to the occurrence of circumstances beyond the control of the Parties;
9.3.7.     the Employee's refusal to continue the labor relations:
9.3.8.     movement of the Employee to elective work (position) or appointment to a position excluding the possibility of continuing labor relations, except for cases stipulated by the laws of the Republic of Kazakhstan;
9.3.9.     breaching the terms and conditions hereof.
9.4.     The Contract can be terminated by agreement of the Parties. A Party expressed a desire to terminate the Contract by mutual agreement of the Parties shall notify the other Party hereto. The Party received such notification shall inform the other Party in writing about the decision taken within three business days. The date of termination of the Contract by mutual agreement of the Parties is determined by appropriate agreement between the Employee and the Employer.
9.5.     The Employee agrees that the Employer has the right to terminate the employment contract without observing the requirements set forth in Clause 9.4. hereof, with a compensation payment in the amount of 2 (two) monthly salaries of the Employee.
9.6.     The contract concluded for a definite period terminates due to its expiry. The date of expiry of the Contract concluded for the period of fulfillment of a certain work is the day of the works completion. The date of expiry of the Contract concluded for the time of replacement of the temporarily absent employee is the day of the employee's work whose place of work (position) was retained.
9.7.     The Contract can be terminated on the initiative of the Employer under following grounds:
9.7.1.     Liquidation of the Employer;
9.7.2.     Reduction in the number or staff of workers;

9.7.3.     Decrease in the volume of production, work performed and services rendered, which led to worsening of the Employer economic standing;
9.7.4.     Inconsistencies of the Employee of the position held or the work performed due to insufficient qualification;
9.7.5.     Repeated failure to verify knowledge on safety and labor protection or industrial safety by the Employee responsible for ensuring the safety and protection of the work of the organization carrying out production activities;
9.7.6.     Inconsistencies of the Employee of the position held or work performed due to the state of health, which prevents the continuation of the work and excludes the possibility of its continuation;
9.7.7.     Negative work results during the probation period;
9.7.8.     Absence of the Employee at work without a good reason for three or more consecutive hours in a single working day (working shift);
9.7.9.     The presence of the Employee at work in the conditions of alcohol, narcotic, psychotropic, intoxicant intoxication (their analogues), including in cases of use of substances causing a conditions of alcohol, narcotic, toxicomaniac intoxication (their analogues) during the working day;
9.7.10.     Refusal of medical examination to certify the fact of using substances that cause a condition of alcohol, narcotic, toxicomaniac intoxication, confirmed by the relevant act;
9.7.11.     Breaching of the rules of labor protection or fire safety or traffic safety in transport by the Employee, which entailed or could entail grave consequences, including industrial injuries and accidents;
9.7.12.     theft of property (including minor larceny), deliberate its destruction or damage by the Employee at the place of work, established by a sentence or court order came into legal force;
9.7.13.     the commission of the guilty actions or inaction of the Employee serving monetary or commodity values, if these actions or inaction give grounds for the loss of confidence from the side of the Employer;
9.7.14.     The commission of an immoral offense by an employee performing educational functions, incompatible with the continuation of such work;
9.7.15.     Disclosure by the Employee of information constituting state secrets and other secrets protected by law), which became known to him in connection with the performance of his duties;
9.7.16.     Repeated non-fulfillment or repeated improper fulfillment of labor duties without good reasons by the Employee who already has a disciplinary sanction;
9.7.17.     Presentation by the Employer of the Employer of knowingly false documents or information when concluding the employment contract or movement to another job, if the original documents or information could be grounds for refusing to conclude the contract or movement to another job;
9.7.18.     Breaching of labor duties by the head of the executive body of the Employer, his deputy or the head of the Employer's branch (branches, representative offices and other subdivisions of the Employer defined by the Employer's Act), which caused material damage to the Employer;
9.7.19.     Termination of the Employee's access to state secrets in cases stipulated by the laws of the Republic of Kazakhstan;
9.7.20.     Non-attendance of the Employee at work for more than two consecutive months due to temporary incapacity for work, except for cases when the Employee is on maternity leave, and if the disease is on the list of diseases for which a longer period of incapacity for work is established, approved by the authorized state health authority;
9.7.21.     The Employee commits a corruption offense that excludes the possibility of further work in accordance with the legal act entered into legal force, with the exception of cases directly stipulated by the laws of the Republic of Kazakhstan;
9.7.22.     Continuation of the Employee's participation in the strike after bringing to his attention the court's decision to recognize the strike as illegal or to suspend the strike;
9.7.23.     Termination of the powers of the head of the executive body, members of the collegial executive body of the legal entity, and also internal audit service employees and the corporate secretary in accordance with the Law of the Republic of Kazakhstan "On Joint Stock Companies" upon the decision of the owner of the property of the legal entity or the person authorized by the owner (body) or authorized body of the legal entity;
9.7.24.     Achievements by the Employer of the retirement age established by the Law of the Republic of Kazakhstan "On Pensions in the Republic of Kazakhstan", with the right of annual extension of the term of the employment contract by mutual agreement of the Parties;
9.7.25.     Non-attendance of the Employee at work for more than one month by reasons unknown to the Employer;

9.8.     The Employee has the right to terminate the Contract by his own initiative, notifying the Employer in writing at least one month in advance. The Contract can be terminated by the initiative of the Employee before the expiry of the notice period according to the agreement with the Employer.
9.9.     Upon termination of the Contract by the initiative of the Employee, the latter is obliged to complete the work entrusted to him. In the event that the Employer's property (documentation) is not received and transferred due to the fault of the Employee, the day of termination of the Contract is considered to be the day of completion of the acceptance/transfer of the Employer's property (documentation).
9.10.     The procedure for termination of the Contract is regulated by the Labor Code of the Republic of Kazakhstan.
9.11.     Termination of the Contract is formalized by the Employer's Act.

10. RESPONSIBILITY OF THE PARTIES
10.1.     For breach of the terms and conditions hereof, the Parties bear the responsibility provided hereby and the current legislation of the Republic of Kazakhstan.
10.2.     In case of the Employee disciplinable offense, the Employer has the right to apply the following types of disciplinary sanctions: admonition, reprimand, severe reprimand, termination of the Contract by the initiative of the Employer on the grounds provided in sp. 8-18 p. 1 cl. 52 of the Labor Code of the Republic of Kazakhstan.
10.3.     The Employee is liable for loss (damage) caused by loss or damage to the Employer's property, for damage resulting from the Employer's action (inaction), including in case of disclosure of confidential information (commercial and other secrets).
10.4.     The Employer bears material liability to the Employee in the following cases:
10.4.1.     For damage caused by unlawful deprivation of the Employee of the opportunity to work at his workplace in accordance with the requirements of the Labor Code of the Republic of Kazakhstan.
10.4.2.     for damage caused to the property of the Employee
10.4.3.     for damage caused to the life or(and) health of the Employee
10.5.     The liability of the parties is excluded only by force majeure circumstances

11. LABOR DISPUTES
11.1.     All issues that are not regulated by the agreement, but arising from it, are regulated by the current legislation of the Republic of Kazakhstan or are subject to settlement through negotiations between the Parties.
11.2.     If it is impossible to resolve by negotiation, all disputes and disagreements are resolved in a judicial proceeding in accordance with the current legislation of the Republic of Kazakhstan.

12. OTHER CONDITIONS
12.1.     Any results of intellectual creative activity created by the Employee in the course of work and / or related to the functions of the Employee under the Contract are an official work. The employee shall notify the Employer of his plans for the creation of the official work, after creation, shall provide the Employer for consideration, and shall render full assistance in the registration of exclusive rights to the official work.
12.2.     The Agreement is signed in two copies having the same legal force, one copy for each of the Parties. All applications and supplementary agreements to it are its integral part.
12.3.     The content of the contract is not subject to disclosure to third parties.

2. This supplementary agreement comes into force from the date of signing and is an integral part of the Labor Contract
3. This Supplementary Agreement is signed in two copies in Russian having the same legal force, one copy for each of the Parties.

Company: Employee
FREEDOM FINANCE JOINT STOCK COMPANY Ler E. O.

CHAIRMAN OF THE MANAGEMENT BOARD
/s/ Minikeyev R.D /s/ Ler E.O.

Translation of the company seal:
/Republic of Kazakhstan, Almaty
Freedom Finance Joint Stock Company/